Exhibit 99.1

BLUCORA TO ACQUIRE 1st GLOBAL

•	Extends Blucora’s leadership in the tax-focused wealth management space, will serve nearly 4,500 advisors with approximately $60 billion in total client assets

•	Accelerates transition to fee-based advisory assets

•	Estimated run-rate Adjusted EBITDA(1), (2) accretion of $23 - $24 million by end of 2019

•	Expected to be accretive to EPS, free cash flow, return on client assets

IRVING, Texas, March 19, 2019 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced that it entered into an agreement to acquire 1st Global, Inc., a tax-focused wealth management company. 1st Global, based in Dallas, Texas, serves about 850 independent advisors with approximately $18 billion in total client assets and $9 billion in for-fee advisory assets.

The transaction, which is expected to be accretive to Blucora’s earnings per share and free cash flow, brings together two leaders in the tax-focused wealth management space. The complementary nature of the companies’ business models creates numerous synergies and growth opportunities for the combined company. 1st Global, the No. 2 tax-focused independent broker-dealer based on total revenue, specializes in servicing large, multi-partner accounting firms, while HD Vest, the No. 1 tax-focused independent broker-dealer, focuses primarily on converting individual tax preparers into wealth advisors.

Blucora and 1st Global believe that every financial and investment decision, at its core, is a tax decision. Integrating tax information with wealth management enables our advisors to provide more comprehensive advice to clients, uncovering opportunities that others often miss. This supports Blucora’s mission to enable advisors to minimize taxes, maximize wealth, increase cash flow and enable better long-term outcomes for their clients.

“This transaction is in line with our strategy to accelerate growth and deliver enhanced results to shareholders,” said John Clendening, President and Chief Executive Officer of Blucora. “Clients are underserved unless their financial advisor has the capability to advise specifically on the tax implications of investment decisions. We now have the opportunity to leverage each businesses’ unique capabilities and technologies to help advisors deepen their relationships with clients while expanding our footprint in the marketplace to drive scale and growth.”

Tony Batman, Chairman and Chief Executive Officer of 1st Global, said, “Given Blucora’s strong business model and demonstrated execution, and the similarities between the businesses, we believe Blucora is the ideal acquirer for us. We know that Blucora shares our vision and that together we are better and stronger with the shared talent and expertise of the two businesses. This will provide our advisors and their clients with even greater service, support and solutions for years to come.”

Key Benefits

•	Highly strategic expansion of Blucora’s leadership role in delivery of tax-smart wealth management services

•	Generates significant scale and expands addressable market by combining HD Vest’s individual tax advisor focus with 1st Global’s institutional/multi-partner focus

•	Rapidly accelerates scale of wealth management business, providing higher base of recurring, non-seasonal revenues and cash flows

•	Opportunity to accelerate organic growth by applying best practices and taking best of breed technology, products and procedures to support advisors

•	Advisors and clients to benefit from broader capabilities across advisory and brokerage services

•	Expected to be accretive to EPS, and other key performance indicators such as advisor productivity and return on client assets

•	Significant identified revenue and cost synergies. High portion of external synergies contractual in nature and known

Transaction Details

The transaction is structured as a stock purchase with a purchase price of $180 million. The company intends to fund the transaction with cash on hand and a $125 million add-on to its existing credit facility, due in 2024. Blucora expects to utilize its strong cash flow generation to rapidly deleverage.

Blucora estimates the transaction can generate $23 - $24 million of run-rate Adjusted EBITDA(1), (2) accretion by the end of 2019. The transaction is expected to close in the second quarter of 2019, subject to regulatory approval and customary closing conditions.

Company Updates First Quarter and Tax Season Outlook

The company has updated its outlook for the first quarter of 2019 as indicated in the table below. The improved outlook is primarily the result of higher expected tax preparation revenue, driven by price contribution as well as the timing of volume between quarters.

First Quarter 2019 - Consolidated

$ mil., except per share	Current Outlook	Previous Outlook	Change
Revenue	$224.0 - $229.0	$213.5 - $218.5	$10.5 - $10.5
Net Income	$57.5 - $60.0	$48.0 - $50.5	$9.5 - $9.5
Net Income per share	$1.14 - $1.20	$0.95 - $1.00	$0.19 - $0.20
Adjusted EBITDA(1)(3)	$78.5 - $82.0	$68.5 - $72.5	$10.0 - $9.5
Non-GAAP Net Income (1)	$71.0 - $74.5	$60.0 - $63.5	$11.0 - $11.0
Non-GAAP Net Income per share (1)	$1.41 - $1.49	$1.19 - $1.26	$0.22 - $0.23

First Half 2019 – Tax Preparation

	Current Outlook	Previous Outlook
Revenue (y/y growth)	8% - 11%	7.5% – 10%
Segment Margin	56.9% – 58.1%	56.7% – 57.7%

Investor Presentation

Blucora posted an investor presentation with an overview of the transaction on its Investor Relations page at www.blucora.com.

Conference Call

The company will hold a conference call for shareholders and analysts today, March 19, 2019, at 8:30 a.m. EST. The call will feature comments from John Clendening, Blucora’s President and Chief Executive Officer, and Davinder Athwal, Blucora’s Chief Financial Officer. To access the conference call, please dial (973) 200-3360. The conference call will also be webcast simultaneously on our website at www.blucora.com. A replay of the call will also be available following the live webcast. The webcast replay will be available until June 20, 2019.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates through two primary businesses, HD Vest, the No. 1 tax-focused broker-dealer with $42 billion in total client assets as of December 31, 2018, and TaxAct, the No. 3 tax preparation software by market share with approximately 4 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Contact:

Bill Michalek

Blucora Investor Relations

(972) 870-6463

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our new clearing platform and our investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; and our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property. In addition, there are risks associated with the acquisition of 1st Global, Inc., such as: our ability to consummate the acquisition, including our ability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; our ability and 1st Global’s ability to fulfill the conditions to the closing of the acquisition on a timely basis or at all; the availability of financing to fund the purchase price for the acquisition; our ability to retain key management and employees of 1st Global following the acquisition; issues or delays in the successful integration of 1st Global’s operations with those of the Company; post-acquisition revenues being lower than expected, costs being higher than expected, synergies being less than expected or our post-acquisition financial results differing generally from our internal projections; and the risk of an unfavorable reaction to the acquisition by our employees, vendors, suppliers, advisors and clients of our advisors, as well as the other risks and factors included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by law.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Current Outlook		Previous Outlook
	Ranges for the three months ending		Ranges for the three months ending
	March 31, 2019		March 31, 2019
	Low	High	Low	High
Net income (loss)	$57,500	$60,000	$48,000	$50,500
Stock-based compensation	4,700	4,500	4,300	3,900
Depreciation and amortization of acquired intangible assets	9,200	9,100	9,400	9,300
Other loss, net (3)	4,900	4,700	5,300	5,000
Income tax expense	2,200	3,700	1,500	3,800

Adjusted EBITDA	$78,500	$82,000	$68,500	$72,500

Non-GAAP Income Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Current Outlook		Previous Outlook
	Ranges for the three months ending		Ranges for the three months ending
	March 31, 2019		March 31, 2019
	Low	High	Low	High
Net income (loss)	$57,500	$60,000	$48,000	$50,500
Stock-based compensation	4,700	4,500	4,300	3,900
Amortization of acquired intangible assets	8,000	8,000	8,100	8,100
Cash tax impact of adjustments to net income (loss)	(500)	(500)	(500)	(500)
Non-cash income tax expense	1,300	2,500	100	1,500

Non-GAAP income	$71,000	$74,500	$60,000	$63,500

Per diluted share:
Net income (loss)	$1.14	$1.20	$0.95	$1.00
Stock-based compensation	0.09	0.09	0.09	0.08
Amortization of acquired intangible assets	0.16	0.16	0.16	0.16
Cash tax impact of adjustments to net income (loss)	(0.01)	(0.01)	(0.01)	(0.01)
Non-cash income tax expense	0.03	0.05	0.00	0.03

Non-GAAP net income	$1.41	$1.49	$1.19	$1.26

Weighted average shares outstanding used in computing per diluted share amounts	50,300	50,150	50,400	50,300

(1)

We define Adjusted EBITDA as net income, determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, and income tax (benefit) expense.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, and the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in non-GAAP net income in the periods they occurred.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income and net income per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.

(2)	Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.

(3)

Run-rate Adjusted EBITDA represents our projected Adjusted EBITDA following the completion of the acquisition as further adjusted to exclude acquisition and integration costs. We believe run-rate Adjusted EBITDA provides meaningful supplemental information regarding our expected performance for the same reasons described in footnote 1 above regarding the use of Adjusted EBITDA. The Company does not provide an outlook for run-rate net income following the acquisition because it contains certain components, such as amortization expense and income taxes for which the Company lacks the necessary data in order to provide an accurate outlook. Because an outlook for run-rate net income following the acquisition cannot be made available without unreasonable effort by the Company, a reconciliation of the Company’s outlook for Run-rate Adjusted EBITDA against its outlook for net income is not provided.